UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2007 (March 13, 2007)

Date of Report (Date of earliest event reported)

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32507	88-0345961
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, AZ 85253
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 948-6581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding EGPI's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render EGPI’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause EGPI's actual results to differ from management's current expectations are contained in EGPI's filings with the Securities and Exchange Commission.  EGPI undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 8.01 OTHER EVENTS

On March 13, 2007, EGPI Firecreek, Inc. (“EGPI” or the “Company”) entered into a Memorandum of Understanding with Star Energy Corporation (“Star”) regarding certain projects in the Ukraine. Pursuant to the pact, Star will acquire from the Company, certain rights in Angro Ukra Energy Ltd., a reserved special purpose Ukrainian Holding Name for acquisition and development of certain Ukrainian projects. Star has agreed to provide funds shortly after signing to be utilized by Angro for initial budgetary requirements.

As consideration for transferring the Company’s rights to Star, the Company would initially receive shares of Star in the amount of approximately $2 million to $3 million. Additional terms, participation, and other consideration provided for by the transaction, were not immediately available.

The pact provides terms for acquisition, financing, management, and development by Star of Region Services, a Ukrainian oil and gas servicing joint stock Company with two oil concessions, and by implementation management as provided to Star by the Company. Subject to additional terms, the pact shall allow for the acquisition of interests, finance, and development of Sakhalinska, an oil, and gas condensate mature field located in the territory of the Krasnokutski District of the Kharykovski Region, the Bugrovatovskoye oil field located in the Akhtyrskii district of the Sumskii region, and Bukovyna oil, a company specifically created to develop the oil and gas fields known as Staykovskoe and Putylskoe in the Ukrainian Province of Chernovtsy in South Western Ukraine.

The transaction shall be subject to certain conditions and the execution of a definitive agreement including board, investor, requisite third party approvals, and consent by the Ukrainian Government. The parties shall now use their best efforts to consummate the Transaction within the next 60 days.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1

Press Release issued by EGPI Firecreek, Inc., dated March 13, 2007, entitled "EGPI/Firecreek, Inc. Signs Formal Pact on Key Ukraine Projects."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

March 20, 2007		EGPI FIRECREEK, INC.
(Formerly Energy Producers, Inc.)

	By:	/s/ Dennis R. Alexander
Chairman and Chief Financial Officer